SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                     [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement            [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                      CALIFORNIA MICRO DEVICES CORPORATION
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
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        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                                                   June 15, 2001

[GRAPHIC OMITTED]  CALIFORNIA MICRO DEVICES CORPORATION


Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, August 7, 2001 at 2:00 p.m., at the Embassy Suites Hotel, 901 E. Calaveras Blvd., Milpitas, California.

The Board of Directors recommends that all shareholders vote for the election of the nominated directors, and for the other proposals presented in this Proxy Statement.

Proposals 3 and 4 are for amendments to the Company's employee stock option plan and the non-employee Director stock option plan to increase the amounts of shares available under these plans. California Micro Devices operates in a intensely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock options are a key factor in both recruiting and retaining valued employees, not only in upper management levels but also middle and first level managers as well as key individual contributors. Please note that in fiscal 2001, only 23% of the employee stock options granted went to executive officers.

Your support of these proposals is very important to the future success of your Company.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you have given in your proxy card in the event you are unable to attend. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every shareholder vote. PLEASE send in your proxy card.

                                                   Very truly yours,

                                                   /s/ Wade Meyercord

                                                   WADE MEYERCORD
                                                   Chairman of the Board

                      CALIFORNIA MICRO DEVICES CORPORATION
                      215 Topaz Street, Milpitas, CA 95035
                              Phone: (408) 263-3214


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of California Micro Devices Corporation (the "Company") will be held on Tuesday, August 7, 2001 at 2:00 p.m., at the Embassy Suites Hotel, 901 E. Calaveras Blvd., Milpitas, California.


The items of business are:

1. Election of six directors of the Company, to serve until the next annual meeting of shareholders.

2.   Ratification of the Appointment of Auditors.

3. Amendment of the 1995 Employee Stock Option Plan, as previously amended July 26, 1996, July 18, 1997, August 7, 1998 and August 1, 2000, to increase from 3,155,000 to 3,655,000 the number of shares reserved for issuance thereunder.

4. Amendment of the 1995 Non-Employee Directors' Stock Option Plan, as previously amended July 26, 1996, July 18, 1997, August 7, 1998 and August 1,2000, to increase from 320,000 to 390,000 the number of shares reserved for issuance thereunder.

5.   Such other matters as may properly come before the meeting.

     These items are more fully described in the following pages, which are hereby made a part of this Notice.

     Only shareholders of record at the close of business on June 15, 2001 will be entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy card.

                                                 Sincerely,

                                                 /s/ Scott Hover-Smoot

                                                 SCOTT HOVER-SMOOT
                                                 Secretary

Milpitas, California
June 15, 2001

                      CALIFORNIA MICRO DEVICES CORPORATION
                                 PROXY STATEMENT

                             I. GENERAL INFORMATION

         This Proxy Statement, the accompanying proxy/voting instruction card (the "Proxy Card") and California Micro Devices Corporation Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (the "Annual Report"), are being distributed to shareholders commencing on or about June 20, 2001. Whether or not you expect to attend the Company's 2001 Annual Meeting of Shareholders (the "Annual Meeting") in person, the Board of Directors requests that you complete and return your Proxy Card for use at the Annual Meeting and any adjournments thereof.

         PROXY STATEMENT. This Proxy Statement consists of Sections I through VII, and contains four proposals. These Sections are intended to be read and understood together as one document. PLEASE CAREFULLY READ EACH SECTION.

         WHO CAN ATTEND THE ANNUAL MEETING. Only shareholders of record of common stock issued by California Micro Devices Corporation ("CAMD" or the "Company") at the close of business on June 15, 2001, the Record Date for the Annual Meeting or their valid proxy holders, are entitled to notice of and to vote at the Annual Meeting.

         QUORUM AT THE ANNUAL MEETING. As of the Record Date, CAMD had issued and outstanding 11,498,542 shares of voting Common Stock. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a vote by shareholders at the Annual Meeting are provided under "Approval of Proxy Statement Items," and the relevant proposals.

         SUBMISSION OF PROXY CARD. You are urged to sign and date the Proxy Card and return it in the prepaid reply envelope provided for such purpose. THIS WILL IN NO WAY AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. A shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

         The number of shares designated on the Proxy Card represents the total number of shares held in your name on the Record Date. If you receive more than one proxy card in separate mailings it is an indication that your shares are registered differently in more than one account. ALL Proxy Cards received by you should be signed and mailed by you to ensure that all your shares are voted.

         VOTING BY PROXY CARD. When you vote by Proxy Card, the following procedure will apply:

         If you intend to vote by Proxy Card, please cast your vote FOR or AGAINST any proposal by marking the appropriate box. Sign your Proxy Card where indicated, and return it in the enclosed prepaid envelope. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions.

         Signed proxies received by California Micro Devices Corporation on which no contrary instruction has been given will be voted FOR EACH OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 THROUGH 4. IF YOU DO NOT VOTE FOR OR AGAINST A PROPOSAL, AND YOU RETURN YOUR SIGNED PROXY CARD, YOU WILL HAVE VOTED FOR PROPOSALS 2 THROUGH 4 AND FOR THE NOMINEES RECOMMENDED. If you wish to vote in accordance with the Board of Directors' recommendations, simply sign, date and return your proxy card in the envelope provided.

         As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the above items.

         Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians (the "Named Holders") holding shares in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company or by proxy solicitors retained by the Company, Georgeson Shareholder Communications, Inc. ("GS"). No additional compensation will be paid to any Company employee, officer, or director for such services. The cost of proxy solicitation services provided by GS, exclusive of out-of-pocket costs, is not expected to exceed $12,000.

         CONDUCT OF THE ANNUAL MEETING. The Annual Meeting will be conducted in accordance with those procedures established by the Chairman of the Board of Directors.

         The Annual Meeting will proceed in the same order as the Proposals set out below.

         PROCEDURE FOR DIRECTOR NOMINATIONS BY SHAREHOLDERS. The By-Laws of the Company require advance notification of the intent of any shareholder to nominate a person for the position of Director of the Company. The Nominating Committee will consider nominees proposed by the shareholders. The By-Laws require that the Company's Secretary must receive written notice of the intent of any shareholder to nominate a person as a director of the Company not less than thirty days before the date of the Annual Meeting. Pursuant to the By-Laws, notice of the intent to nominate must be sent in writing to: California Micro Devices Corporation, Attn.: Scott Hover-Smoot, Secretary, 215 Topaz Street,
Milpitas, California 95035. Such notice must be received by 5:00 PM Pacific Daylight Savings Time, July 11, 2001, and must be accompanied by a statement from the nominee indicating his or her willingness to serve if elected and disclosing his or her principal occupations or employment during the past five years. Any nomination made of a person whose nominee has not complied with this advance notification requirement will be disallowed, and no nomination of such person shall be placed before the shareholders.

         On June 6, 2001, the Company's Board of Directors approved an amendment to the By-Laws relating to the procedure for the nomination of directors. Commencing with the annual meeting of shareholders in 2002, nominations of persons for election to the Board of Directors may be made by the Nominating Committee of the Board or any person appointed by the Board; nominations may also be made by any shareholder of record who complies with the following provisions. Shareholder nominations shall be made pursuant to written notice to the Secretary of the Company delivered or received at 215 Topaz Street, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting. Such notice shall set forth (i) as to each person whom the shareholder proposed to nominate for election or re-election as director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (D) a statement as to the person's citizenship, (E) a description of all arrangements or understandings between the person and the nominating shareholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Company if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the shareholder giving notice, (A) the name and record address of the shareholder, and (B) the class, series and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

         APPROVAL OF PROXY STATEMENT ITEMS. Only holders of shares of the Company's Common Stock of record as of the close of business on June 15, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon. An inspector of election, appointed by the Company, will count votes cast at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the voting shares will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the Annual Meeting.

         Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger portion of votes.

         Proposals submitted to the shareholders in the enclosed proxy must be approved by the vote of the holders of a majority of the votes of the shares of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal.

                II. MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                   ELECTION OF SIX DIRECTORS (PROPOSAL NO. 1)

               Your Board Recommends a Vote "FOR" the Election of
             Robert V. Dickinson, Jeffrey Kalb, J. Daniel McCranie,
         Wade Meyercord, Dr. John Sprague, and Donald Waite as Directors

         Six directors are to be elected to serve until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-Laws provide for not less than five nor more than nine Directors, with the current number of directors fixed at six. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

         Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. All persons nominated for election have agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         Five of the six nominees are current directors of the Company: Jeffrey Kalb, J. Daniel McCranie, Wade Meyercord, Dr. John Sprague, and Donald Waite. Robert V. Dickinson is the President and CEO of the Company.

         Brief biographies of the nominees are set out below. Additional information regarding their stock ownership and compensation can be found below under Sections III and IV.

         The  following  table  sets  forth  the  names,   ages,  and  principal
occupations for the periods indicated and other directorships of each of the current nominees at the 2001 Annual Meeting.

                                                Principal Occupation for the Past Five Years                      Director
         Name           Age                                And Other Directorships                                  Since
 --------------------- -----  ---------------------------------------------------------------------------------- ------------
Robert V. Dickinson      59   Mr. Dickinson has been President and Chief Executive Officer of the Company        New Nominee
                              since April 2001.  Previously he was Vice President and General Manager of the
                              Optical Storage Division of Cirrus Logic, Inc., semiconductor manufacturer, as well as serving in several other senior executive roles including President of the Cirrus Logic subsidiary in Japan from 1992 to 2001. Prior to Cirrus Logic, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and CEO, from 1987 to 1988.

Jeffrey C. Kalb          58   Mr. Kalb has been Technology Advisor of the Company since April 2001.  He was         1995
                              previously President and Chief Executive Officer of the Company from December
                              1994 to April 2001.  Previously he was President and Chief Executive Officer of
                              MasPar Computer Corporation, computer systems manufacturer, from 1988 to 1993;
                              and Vice President of Digital Equipment Corporation, computer systems manufacturer, from 1983 to 1987.

J. Daniel McCranie       57   Mr. McCranie was previously an Executive Vice President of Cypress Semiconductor      1998
                              Corporation, manufacturer and supplier of integrated circuits, from 1993 to
                              2000.  Previously he was Chairman and Chief Executive Officer of SEEQ Technology
                              Incorporated, semiconductor manufacturer, from 1989 to 1993; and Vice President of Sales and Marketing at SEEQ since 1981.  He is been a Director of Xicor,
                              Inc., a semiconductor manufacturer, since August 2000 and Xicor's Chairman of the Board since November 2000.


                                       5

Wade Meyercord           60   Mr. Meyercord has been Chairman of the Company's Board of Directors since             1992
                              October 1994.  Since 1999 he has been the Senior Vice President, Finance and
                              Administration, and Chief Financial Officer of Rioport.com, Inc., applications service provider for music digital distribution.  Previously he was Senior Vice
                              President of Diamond Multimedia Systems, Inc., multimedia and connectivity company, from 1997 to 1999; President, Meyercord & Associates, Inc. since 1987, consulting firm; and Chief Executive Officer of Read-Rite Corp., electronic data storage company, from 1984 to 1987.  He has been a Director of Microchip
                              Technology, Incorporated, a semiconductor corporation, since 1999.

John L. Sprague          71   Dr. Sprague has been the President of John L. Sprague Associates, consulting          1996
                              firm, since 1988; President and Chief Executive Officer, Sprague Electric
                              Company, electronics company, 1981 to 1987; and various other executive management positions at Sprague Electric Company from 1959 to 1981. He has been a Director of SIPEX Corporation, a semiconductor corporation, since 1993.

Donald L. Waite          68   Mr. Waite has been the Executive Vice President and Chief Administrative              1997
                              Officer, Seagate Technology, Inc., a manufacturer of disc drives, tape drives and storage management software, since 1995.  He joined Seagate in 1983 as Vice
                              President of Finance and Chief Financial Officer; promoted to Senior Vice
                              President, Finance in 1984.  He also served as Chief Executive Officer, Dragon
                              Systems, a voice recognition software company, from October 1999 to June 2000.


         There are no family relationships among any of the directors, nominees, and executive officers.

     RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

             Your Board Recommends a Vote "FOR" the Ratification of Ernst & Young LLP as the Company's Independent Auditors

         Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees paid by the Company related to work performed in fiscal 2001 were as follows:

                      Audit Fees              $336,000
                    All Other Fees            $180,000

         All other fees include audit-related services of $150,000 and nonaudit services of $30,000. Audit related services generally include fees for benefit plan audits, business acquisitions, accounting consultations and SEC registration statements.

         Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         During the Company's three most recent fiscal years and for the subsequent interim periods, there were no disagreements or reportable events pursuant to Item 304(a) (1) (iv) or (v) of Regulation S-K.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.

                AMENDMENT OF THE 1995 EMPLOYEE STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

               Your Board Recommends a Vote "FOR" the Amendment of
                       The 1995 Employee Stock Option Plan

         This amendment is to increase, from 3,155,000 to 3,655,000, the number of shares reserved for issuance under the previously approved 1995 Employee Stock Option Plan. The Company's 1995 Employee Stock Option Plan (the "1995 Plan") was adopted by the Board on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. Pursuant to shareholder-approved amendments in 1997, 1998 and 2000, a total of 3,155,000 shares of Common Stock may be issued under the 1995 Plan. The Company did not request additional shares for the stock option plan in 1999. Your Board recommends amending the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 to 3,655,000, to allow for hiring of additional key employees and to retain presently employed key employees. Of the 1995 Plan's 3,155,000 authorized shares of Common Stock, 2,998,773 shares have been issued or were subject to outstanding options as of March 31, 2001.

         The affirmative vote of the holders of the majority of the Company's shares present or represented by proxy and entitled to vote at the meeting will be required to ratify this plan amendment. The Board believes that approval of this amendment to 1995 Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain officers and key employees and recommends that the shareholders vote for ratification of this plan amendment. California Micro Devices operates in an extremely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock options are a key factor in both recruiting and retaining valued employees, not only in upper management levels but also middle and first level managers as well as key individual contributors. Please note that in fiscal 2001, only 23% of the employee stock options granted went to executive officers. Your support of these proposals is very important to the future success of your Company. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

         A summary of the principal provisions of the 1995 Plan is set forth below.

         Purpose. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Generally, options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management.

         Administration. The 1995 Plan is administered by a committee of directors (the "Committee"). The Committee and the Board have the authority to determine the persons to whom options are granted, the number of shares covered by each option, the type of option, the times at which an option may be exercised, the exercise price, the method of payment, and certain other terms. The interpretations and construction of any provision of the 1995 Plan is within the sole discretion of the Committee, whose determination is final and binding. Eligible employees are generally granted options upon commencement of employment and are reconsidered for additional options periodically thereafter. In awarding stock options, the Committee and the Board consider individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

         Eligibility. Options may be granted to any person, including officers and consultants employed by the Company or any of its subsidiaries or its successors, but not to any person who, at the time of the grant, is a non-employee director of the Company. The Committee and the Board selects the optionees and determines the number of shares to be subject to each option granted under the 1995 plan.

         Terms of Options. Options granted under the 1995 Plan may be either Incentive Stock Options ("ISO's") as defined in Section 422 of the Code, or nonstatutory stock options and become exercisable in accordance with terms established at the time of grant. Subject to the provisions of the 1995 Plan, all options granted are exercisable on such terms and conditions as the Committee or the Board determines. Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of options granted under the 1995 Plan may not exceed ten years. The maximum term of ISO's granted to holders of more than 10% of the outstanding stock of the Company is five years. Each option becomes exercisable in installments as approved by the Committee, and may be exercised on a cumulative basis at any time before expiration. The Company's current standard form of stock option agreement provides for the vesting of the shares subject to the option over a four-year basis with one-quarter vesting one year following the date of grant and the remainder vesting on a quarterly basis over the succeeding three-year period. The Company has however, from time to time, granted options with vesting schedules that are different from the standard vesting described above.

         The exercise price for ISOs may not be less than 100% of the fair market value of a share of the Company's common stock on the date of grant; the exercise price for nonqualified options may be as low as 85% of fair market value on that date; however, the Company has not issued options lower than 100% of the fair market value. If the Optionee, at the time an ISO is granted, owns stock possessing more than 10% of the total voting power of all classes of stock, the exercise price may not be less than 110% of the fair market value on the date of grant. The 1995 Plan permits the payment of the exercise price in cash or other property acceptable to the Committee (including shares of the Company's stock).

         The 1995 Plan provides that the options are nonassignable and nontransferable, other than by will or the laws of descent and distribution, and may vest only while the employee is employed by the Company. Unless otherwise determined by the Committee, options may be exercised only within three months after termination of employment, or within 12 months following termination of employment due to a permanent and total disability, or by the employee's estate within 12 months after his or her death, provided that such options were exercisable on the date of death or termination of employment.

         Capital Changes. The 1995 Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company's Common Stock is changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction. If the Company merges with or into another corporation, and its shareholders are not the majority owners of the voting securities of the surviving corporation, then the vesting of all unvested options shall be accelerated and all options will become immediately exercisable. In the event of a merger in which the Company is not the surviving corporation and each outstanding option under the 1995 Plan is not assumed by the continuing or surviving corporation, then the outstanding options will terminate upon the merger after the vesting of all unvested options has been likewise accelerated for at least 15 days prior to the merger.

         Amendment and Termination of the 1995 Plan. The 1995 Plan terminates on February 10, 2015, or the date when all shares subject to or which may become subject to the 1995 Plan have been purchased under options granted under the 1995 Plan, whichever is earlier, and no further exercise of options may be made after that date. However, no options may be granted under the 1995 Plan after February 10, 2005.

         Federal Income Tax Information. If an option granted under the 1995 Plan is an ISO, the optionee will recognize no income upon grant of the option and incur no tax liability due to the exercise of the option unless the optionee is subject to alternative minimum tax. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceed the exercise price paid for those shares will constitute an adjustment to income for purposes of the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax unless the optionee recognizes ordinary income in connection with disposition of the shares as described below. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as a long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon a premature disposition may apply if the optionee is an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under current federal law, the maximum long-term capital gain tax rate for individuals is 20% while the maximum ordinary income tax rate for individuals is 39.6%.

         All options that do not quality as ISOs are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Services under Section 83(b) of the Code within 30 days after the date of exercise. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the statutory holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, and does not purport to be complete. The foregoing does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

         AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                (PROPOSAL NO. 4)

               Your Board Recommends a Vote "FOR" the Amendment of The 1995 Non-Employee Directors' Stock Option Plan

         This amendment is to increase, from 320,000 to 390,000, the number of shares reserved for issuance under the previously approved 1995 Non-Employee Directors' Stock Option Plan. The Company's 1995 Non-Employee Directors' Stock Option Plan (the "Directors Plan") was adopted by the Board on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. The Directors' Plan is designed to provide non-employee directors with an equity incentive through their proprietary interest in the Company and to encourage them to continue to serve as directors of the Company. Pursuant to shareholder approved amendments in 1997, 1998 and in 2000, a total of 320,000 shares of Common Stock may be issued under the Directors' Plan. The Board recommends amending the Directors' Plan to reserve of an additional 70,000 shares for issuance upon exercise of options granted under the Directors' Plan, so that the total number of shares that may be issued upon exercise of options granted under the Directors' Plan is 390,000. Of the Directors' Plan's 320,000 currently reserved shares of Common Stock, 313,125 shares either have been issued or were subject to outstanding options as of March 31, 2001.

         The affirmative vote of the holders of the majority of the Company's shares present or represented by proxy and entitled to vote at the meeting will be required to ratify this plan amendment. The Board believes that approval of this amendment to the Directors' Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain non-employee directors and recommends that the shareholders vote for approval of the Directors' Plan amendment. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

         A summary of the principal provisions of the Directors' Plan is set forth below.

         Purpose. The purpose of the Directors' Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board who are not employees of the Company or any of its subsidiaries and to align directors interest with those of the shareholders.

         Administration. The Directors' Plan is designed to work automatically. A director joining the Board for the first time receives an option for 15,000 shares. Each director reelected at an Annual Meeting is entitled to receive a grant of 10,000 shares as of the date of the Annual Meeting. Where administration is necessary, it will be provided by the Board of Directors, or the Board may delegate the administration of the Plan to a committee of the Board. The Board has not yet delegated the administration of this Plan. The interpretation and construction of any provision of the Directors' Plan by the plan's administrator is final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Directors' Plan.

         Eligibility. The Directors' Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company.

         Term of Options. Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of an option granted under the plan may not exceed ten years. The option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the full calendar quarters thereafter.

         The exercise price for nonstatutory options granted under the Directors' Plan shall be the fair market value of a share of the Company's Common Stock on the date of grant. The Directors' Plan permits the payment of the exercise price in cash, in exchange for other shares of the Company's stock, by promissory note or other property acceptable to the Committee.

         The Directors' Plan provides that options are nonassignable and nontransferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution, and may be exercised only by the optionee. If the optionee ceases to be a Director for any reason other than his or her death or disability, the optionee shall have the right to exercise any option held at any time within six months after the date he or she ceases to be a Director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

         Capital Changes. The Directors' Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company's shares are changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction. If the Company merges with or into another corporation, and its shareholders are not the majority owners of the voting securities of the surviving corporation, then the vesting of all unvested options shall be accelerated and all options will become immediately exercisable. In the event of a merger in which the Company is not the surviving corporation and each outstanding option under the Directors' Plan is not assumed by the continuing or surviving corporation, then the outstanding options will terminate upon the merger after the vesting of all unvested options has been likewise accelerated for at least 15 days prior to the merger.

         Amendment and Termination of the Directors' Plan. The Directors' Plan terminates on February 10, 2015, or the date when all shares subject to, or which may become subject to, the Directors' Plan have been purchased under options granted under the Directors' Plan, whichever is earlier and no further exercise of options may be made after that date. However, no options may be granted under the Directors' Plan after February 10, 2005.

         The Board may amend, alter, suspend or discontinue the Directors' Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock options then outstanding under the Directors' Plan, without the optionee's consent. Shareholder approval is required for any amendment to the Directors' Plan which would increase the number of shares reserved under the Plan or materially modify the eligibility requirements to materially increase the benefits which may accrue under the plan. Except as otherwise may be required under applicable tax, securities or corporate law, other amendments may be adopted solely with the approval of the Board.

         Federal Income Tax Information. Options granted under the Directors' Plan are nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. Upon sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the statutory holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan and does not purport to be complete. Further, this summary does not discuss the income tax effect of any municipality, state, or foreign country in which an optionee may reside.

              III. MANAGEMENT AND SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS


Directors and Executive Officers of the Registrant

         The following table sets forth certain information concerning the Company's current directors and executive officers:

               Name                    Age                               Position
    ---------------------------    ------------      -------------------------------------------------
    Robert V. Dickinson                59            President and Chief Executive Officer
    John E. Trewin                     54            Vice President and Chief Financial Officer
    Charles Bellavia                   53            Vice President of Marketing and Sales
    John Jorgensen                     53            Vice President of Engineering
    Scott Hover-Smoot                  46            General Counsel and Corporate Secretary
    Arieh Schifrin                     63            Vice President of Operations
    Dr. Angel G. Jordan(2)(3)          70            Director
    Jeffrey C. Kalb                    58            Director
    J. Daniel McCranie(1)              57            Director
    Wade Meyercord(3)                  60            Chairman of the Board
    Stuart Schube(2)(3)                61            Director
    Dr. John Sprague(1)                71            Director
    Donald L. Waite(1)(2)              68            Director

-------
(1)      Member of Compensation Committee
(2)      Member of Audit Committee
(3)      Member of Nominating Committee

         Robert V. Dickinson has been President and Chief Executive Officer of the Company since April 2001. Previously he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, as well as serving in several other senior executive roles including President of the Cirrus Logic subsidiary in Japan from 1992 to 1996. Prior to Cirrus Logic, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and CEO from 1987 to 1988.

         John E. Trewin has been Vice President and Chief Financial Officer since January 1995. He was Vice President and Chief Financial Officer of The O'Brien Corporation, a coatings manufacturer, from 1990 to 1994 and Vice President and Chief Financial Officer of Ampex Corporation, an electronics equipment and magnetic recording media manufacturer, from 1986 to 1989.

         Charles F. Bellavia has been Vice President of Marketing and Sales since April 1999. He was Vice President of Sales for the Company from November 1998 to April 1999. He was a management consultant for high technology companies from 1996 to 1998. He was Vice President, Sales and Marketing of Adaptive Logic, Inc., a semiconductor manufacturing company, from 1994 to 1996, Vice President, Sales and Marketing for IXYS Corporation, a power semiconductor company, from 1991 to 1993, and Director of Worldwide Sales for Hewlett Packard's Avantek Division, a wireless equipment and devices manufacturer, from 1984 to 1991.

         John Jorgensen has been Vice President of Engineering since November 1995. He held several positions at National Semiconductor Corporation, a semiconductor manufacturer, from 1972 to 1995, including Director of Corporate Business Development, Director of DSP Business Unit, and Director of Advanced Networks Division.

         Arieh Schifrin has been Vice President of Operations since February 1995. He was a management consultant for high technology companies from 1991 to 1995. He was Executive Vice President for Catalyst Semiconductor, a semiconductor company, from 1989 to 1991; Executive Vice President of Xicor, Inc., a semiconductor manufacturing company, from 1980 to 1989; and Operations Manager for Data General Corp., a computer company, from 1977 to 1980.

         Scott Hover-Smoot has been Corporate Secretary and General Counsel since July 1994. He was Associate and Senior Associate at Berliner, Cohen, a law firm, from 1986 to 1994.

         Angel G. Jordan has been a Director since 1986. Dr. Jordan has been University Professor of Electrical & Computer Engineering and Robotics, Emeritus, at Carnegie-Mellon University since 1999, Professor of Electrical & Computer Engineering and Robotics from 1997 to 1999, Professor of Electrical & Computer Engineering from 1966 to 1997, Provost from 1983 to 1991, and Dean of Engineering from 1979 to 1983.

         Jeffrey C. Kalb has been a director since 1995. He has been Technology Advisor of the Company since April, 2001. He was previously President and Chief Executive Officer of the Company from December 1994 to April 2001. Previously he was President and Chief Executive Officer of MasPar Computer Corporation, a computer systems manufacturer, from 1988 to 1993; and Vice President of Digital Equipment Corporation, a computer systems manufacturer, from 1983 to 1987.

         J. Daniel McCranie has been a director since 1998. Mr. McCranie was previously an Executive Vice President of Cypress Semiconductor Corporation, a manufacturer and supplier of integrated circuits, from 1993 to 2000. Previously he was Chairman and Chief Executive Officer of SEEQ Technology Incorporated, a semiconductor manufacturer, from 1989 to 1993; and Vice President of Sales and Marketing at SEEQ since 1981. Mr. McCranie has been a director of Xicor, Inc., a semiconductor manufacturer, since August 2000 and Xicor's Chairman of the Board since November 2000.

         Wade Meyercord is Chairman of the Board of Directors and has served on the Board of Directors since 1992. Mr. Meyercord is also President of Meyercord & Associates, a consulting company, since 1987. He is currently a Senior Vice President, Finance & Administration, and CFO of Rioport.com, Inc., an applications service provider for music digital distribution. He was Senior Vice President of e-commerce at Diamond Multimedia Systems, Inc., a multimedia and connectivity products company from 1997 to 1999, and Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a member of the board of directors of MicroChip Technology Incorporated, a semiconductor company.

         Stuart Schube has been a Director since 1986. He has been President of Acorn Ventures, Inc., a venture capital management firm, since 1986.

         John L. Sprague has been a Director since July 1996. Prior to that time he was a Director from January 1994 until July 1995. He has been President of John L. Sprague Associates, a consulting company, since 1988. He was President and Chief Executive Officer of Sprague Electric Company, an electronics company, from 1981 to 1987. Dr. Sprague is a member of the board of directors for SIPEX Corporation, a manufacturer of analog power semiconductors.

         Donald L. Waite has been a Director since July 1997. Mr. Waite has been the Executive Vice President and Chief Administrative Officer, Seagate Technology, Inc., a manufacturer of disc drives, tape drives and storage management software, since 1995. He joined Seagate in 1983 as Vice President of Finance and Chief Financial Officer; promoted to Senior Vice President, Finance in 1984. He also served as Chief Executive Officer, Dragon Systems, a voice recognition software company, from October 1999 to June 2000.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2001, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; (iii) the Named Executive Officers (as defined below under "Executive Compensation"); and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.


         Beneficial Owner (1)         Shares Beneficially          Percent
         --------------------         -------------------          -------
                                           Owned(2)
                                           --------

Chan Desaigoudar
   Shorebird, #215,                        1,733,850               15.13%
   101 Shell Drive
   Watsonville, CA 95076

Kern Capital Management LLC
  114 West 47th  Street, Suite 1926        1,610,300               14.05%
  New York, NY 10036

Cannel Capital LLC
  600 California Street                      934,600                8.16%
  San Francisco, CA 94106

Jeffrey C. Kalb(3)                           417,144                3.64%
John E. Trewin(3)                            133,300                1.16%
Dr. Angel G. Jordan(3)                       108,943                  *
Wade Meyercord(3)                            107,050                  *
Charles Bellavia(3)                           87,371                  *
John Jorgensen(3)                             85,430                  *
Stuart Schube(3)                              62,916                  *
Arieh Schifrin(3)                             61,939                  *
Dr. John Sprague(3)                           60,625                  *
Donald L. Waite(3)                            33,250                  *
J. Daniel McCranie(3)                         14,686                  *
Directors and Executive Officers           1,219,037               10.64%
  as a group (12 persons)

-----
*        Less than 1%.

(1) Based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission.

(2)  Includes shares subject to options exercisable within 60 days.

(3)  The address of this person is 215 Topaz Street, Milpitas, California 95035.

               IV. CORPORATE GOVERNANCE -- OFFICERS AND DIRECTORS

Board Meetings and Committees

         During the fiscal year ended March 31, 2001 ("fiscal 2001"), the Board of Directors of the Company had an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Audit Committee oversees the Company's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board of Directors regarding appointment of independent auditors. See also "Audit Committee Report." The Audit Committee consisted of Dr. Angel Jordan, Stuart Schube, and Donald Waite, each of whom is independent as defined under the listing standards of the Nasdaq National Market. That Audit Committee held three meetings during fiscal 2001. A copy of the Charter of the Audit committee adopted by the Board is attached to this proxy statement as Appendix A.

         The Compensation Committee's principal functions are to recommend to the Board the compensation of officers of the Company, to oversee the administration of the Company's stock plans, and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. In addition, the Committee reviews and approves recommendations regarding changes in compensation of outside directors. See also "Compensation Committee Report." The present Compensation Committee consists of Daniel McCranie, Dr. John Sprague and Donald Waite. The Compensation Committee held seven meetings during fiscal 2001.

         On April 19, 1996, the Board created a Nominating Committee for the purpose of making recommendations to the Board of Directors regarding director nominees to the Board. The Nominating Committee consists of Angel Jordan, Wade Meyercord and Stuart Schube. The Nominating Committee held one meeting during fiscal 2001. The Nominating Committee will consider nominees proposed timely by the shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, 215 Topaz Street, Milpitas, CA 95035. See "General Information - Procedure for Director Nominations by Shareholders."

         During fiscal 2001, the Board of Directors held eleven regular and teleconference meetings. Each director attended at least 80% of the meetings held during fiscal 2001, which occurred on or after the initiation of their term as a director, with the exception of Mr. McCranie who attended 73%. Each director who served on the Compensation Committee also attended at least 80% of the Committee meetings held during fiscal 2001. Each director who served on the Audit Committee also attended all of the Committee meetings held during fiscal 2001, which occurred on or after the initiation of his term as a director.

Director Compensation

         Non-employee directors are entitled to be paid, in addition to their out-of-pocket expenses, $500 per month plus $1,000 for each Board meeting, and $250 for each conference call.

         The non-employee directors are entitled to stock option grants under the provisions of the Directors' Plan. The stockholders have approved a total of 320,000 shares for this plan, of which 313,125 have been issued or are subject to outstanding options as of May 31, 2000. The Directors' Plan is designed to work automatically. A director joining the Board for the first time receives an option for 15,000 shares. Each director reelected at an Annual Meeting is entitled to receive a grant of 10,000 shares as of the date of the Annual Meeting. The term of an option granted under the plan may not exceed ten years. The option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the next twelve full calendar quarters thereafter. The exercise price for nonstatutory options granted under the Directors' Plan shall be the fair market value of a share of the Company's Common Stock on the date of grant.

Audit Committee Report

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial statements and the reporting process, including the systems of internal controls. The Company's internal auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

         The Audit Committee has reviewed and discussed with management of the Company and the Company's independent auditors, the audited financial statements of the Company as of March 31, 2001 and 2000 and for each of the three years in the period ended March 31, 2001 (the "Audited Financial Statements"). In addition, we have discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

         The Audit Committee also has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors' independence. The Audit Committee also has discussed with management of the Company and the independent auditors such other matters and received such assurances from them as the Audit Committee deemed appropriate.

         In reliance on the foregoing review and discussions, we have recommended to the Company's Board of Directors (and the Board has approved) the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.


                                              Members of the Audit Committee

                                              Dr. Angel Jordan
                                              Stuart Schube
                                              Donald Waite


         The foregoing report of the Audit Committee, except the last paragraph, as well as the Audit Committee Charter and the statement as to the independence of the Audit Committee members, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Executive Compensation

         The following table presents the reportable compensation for persons who held the position of CEO and the top four executive officers that received compensation above $100,000 during the fiscal year ended March 31, 2001 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                            Long-Term
                                          Annual Compensation             Compensation      All Other
                                                                           Securities
                                                                            Underlying     Compensation
Name and Principal Position           Year    Salary ($)  Bonus ($)        Options (#)        ($)(1)
----------------------------------- --------- -----------------------      ------------- -----------------
Jeffrey C. Kalb(2)(4)                 2001     $295,645   $134,043           60,000          $6,557
President and Chief                   2000     $263,159    $56,385           10,000          $6,429
 Executive Officer, Director          1999     $258,923    $38,649           40,000          $7,462

John E. Trewin(3)                     2001     $183,400    $57,857           20,000          $6,097
Vice President and                    2000     $166,409    $34,807           15,000          $6,118
  Chief Financial Officer             1999     $164,000    $24,694           15,000          $6,511

Charles Bellavia(3)                   2001     $195,108    $61,727           20,000          $5,623
Vice President of Marketing &         2000     $179,001    $68,584            7,500          $7,456
  Sales                               1999     $70,040     $18,683          100,000          $6,924

John Jorgensen(3)                     2001     $190,108    $61,261           20,000          $5,962
Vice President of Engineering         2000     $163,316    $35,222           16,500          $6,110
                                      1999     $160,846    $24,323           15,000          $6,572

Arieh Schifrin(3)                     2001     $184,108    $53,763           20,000          $7,633
Vice President of Operations          2000     $157,273    $35,222           15,000          $7,847
                                      1999     $158,345    $24,602           15,000          $9,065

-------------------------
(1)  Company  matching   contributions  to  the  401k  savings  plan,   deferred
     compensation plan, and group term life.

(2) The Company does not have an employment agreement with its Chief Executive Officer or any compensation plan or arrangement with the Chief Executive Officer which results from the resignation, retirement or other termination of employment or from a change in control of the Company other than an agreement that if the Chief Executive Officer is terminated by the Company without cause, he is entitled to severance pay for nine months at the rate of $25,415 per month plus continuation of employee benefits such as medical, dental and disability coverage.

(3) Under the terms of their employment agreements, Messrs. Bellavia, Trewin, Jorgensen, and Schifrin in case of termination without cause, relocation of work location of more than 50 miles, material reduction in job duties, or an involuntary reduction in compensation, are eligible to receive six months severance pay and continuation of employee benefits.

(4) As of April 2001, Mr. Kalb resigned as an executive officer of the Company. Robert V. Dickinson became the President and Chief Executive Officer in April 2001.


(5)      Stock Option Tables

         The following table shows for each of the Named Executive Officers certain information with respect to stock options granted during the last fiscal period.

                                    Option Grants In Last Fiscal Year
                                   (Twelve Months Ended March 31, 2001)
                                                                                  Potential Realizable
                                                                                 Value at Assumed Annual
                                                                                  Rates of Stock Price
                                                                                 Appreciation for Option
                               Individual Grants                                         Term(1)
  ----------------------------------------------------------------------------  --------------------------
                       Number of       Percent of
                       Securities    Total Options
                       Underlying      Granted to    Exercise or
                        Options       Employees in    Base Price   Expiration
        Name          Granted (#)    Fiscal Year(2)   ($/Share)       Date        5% ($)      10% ($)
  ------------------ --------------- --------------- ------------- ------------ ----------- -------------
  Jeffrey Kalb           60,000           9.8%          $22.56       8/7/10      $851,366   $ 2,157,529
  John E. Trewin         20,000           3.3%          $22.56       8/7/10      $283,789   $   719,176
  Charles Bellavia       20,000           3.3%          $22.56       8/7/10      $283,789   $   719,176
  Arieh Schifrin         20,000           3.3%          $22.56       8/7/10      $283,789   $   719,176
  John Jorgensen         20,000           3.3%          $22.56       8/7/10      $283,789   $   719,176

-----------------
(1) Potential realizable value is disclosed in response to SEC rules that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted by shareholders as representations or projections of the future value of the Company's stock or of the stock price.
(2)      Percent of total options granted calculated using fiscal 2001 grants.

         The above options are exercisable over a four-year period, with 25% exercisable one year after date of grant and the balance exercisable in quarterly installments thereafter, except for those granted to Mr. Kalb, which while exercisable after a one-year period, have subsequently been surrendered.

         The following table sets forth as to each of the Named Executive Officers, certain information with respect to stock options exercised during the last fiscal year (twelve months ended March 31, 2001) and unexercised options held as of March 31, 2001.

                 Aggregated Option Exercises In Last Fiscal Year
                            And FY-End Option Values

                                                     Number of Shares Underlying         Value of Unexercised
                        Shares          Value          Unexercised Options at          In-The-Money Options at
                      Acquired on     Realized               FY-End (#)                     FY-End ($) (1)
                                                   -------------------------------- -------------------------------
       Name          Exercise (#)        ($)        Exercisable   Unexercisable      Exercisable    Unexercisable
-------------------  -------------- -------------- -------------- ----------------- -------------- ----------------
Jeffrey C. Kalb          148,803     $1,384,044        249,744          80,000        $619,405       $  70,375
John E. Trewin             2,813     $   31,295         76,248          36,252        $187,578       $  26,944
Chuck Bellavia             18,750    $  250,391         15,625          68,125        $ 46,289       $ 161,602
Arieh Schifrin             10,000    $  180,040         56,876          36,252        $134,648       $  26,944
John Jorgensen             25,000    $  236,250         56,886          37,114        $164,408       $  26,998

-----------------
(1) In the money options values are based on the closing market price of March 30, 2001, of $6.50.

Compensation Committee Report

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; and review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

         Compensation Philosophy. The Company believes that the management team it has assembled is well suited to increasing shareholder value and contributing to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

         Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

         Bonus. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

         Options. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

         Section 162(m) of the Code imposes a limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEOs of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

         Conclusion.  As a  significant  portion of the  Company's  compensation
program  is  linked  to  Company   performance,   the  Committee  believes  that
compensation is closely tied to increases in long-term shareholder value.

                      Members of the Compensation Committee

                                  J. Daniel McCranie
                                  Dr. John Sprague, Chairman
                                  Donald Waite

         The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee of the Company's Board of Directors is a former or current officer or employee of the Company. Currently, no executive officer of the Company nor any member of the Compensation Committee of the Company's Board of Directors has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      V. FIVE-YEAR STOCK PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total return on California Micro Devices Common Stock, the Standard & Poor's 500 Index ("S&P"), and the S&P Electronics (Semiconductors) Index (excluding the Company).

         The graph assumes $100 was invested on March 31, 1996, in California Micro Devices Common Stock and $100 was invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested. (California Micro Devices has not paid dividends.)


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                                         1996   1997   1998   1999   2000   2001
                                         ----   ----   ----   ----   ----   ----
S & P STOCK INDEX                         100    120    177    210    248    194
S & P ELECTRONICS (SEMICONDUCTORS) INDEX  100    182    199    301    745    285
CALIFORNIA MICRO DEVICES COMMON STOCK     100     77     63     27    285     68



         Pursuant to Securities and Exchange Commission regulations, this chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.


Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent shareholders were complied with, with the exception of Chan Desaigoudar.

                               VI. OTHER BUSINESS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.



                  VII. SHAREHOLDER PROPOSALS TO BE PRESENTED AT
                             THE NEXT ANNUAL MEETING

         On June 6, 2001, the Company's Board of Directors approved an amendment to the By-Laws relating to the procedure to be followed by shareholders desiring to present proposals after this upcoming annual meeting. Pursuant to that amendment, for business to be properly brought before an annual meeting, business must be either specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a shareholder of record. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice to the Secretary of the Company delivered or received at 215 Topaz Street, Milpitas, California (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting. Such notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any such other information concerning the person(s) making such proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission.

                                    FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the period ended March 31, 2001, is being mailed with this proxy statement to shareholders entitled to notice of the meeting. If exhibit copies are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, California Micro Devices Corporation, 215 Topaz Street, Milpitas, California 95035-5430.



                                    By Order of the Board of Directors



                                    /s/ Scott Hover-Smoot

                                    Scott Hover-Smoot, Secretary

                                    Milpitas, California

                                   APPENDIX A


                             Audit Committee Charter

The audit committee shall: select the Company's outside auditors; review the plan and scope of the Company's audit; review the audit's results; report to the Board of Directors regarding these matters; and undertake such other tasks and use its delegated authorities to assure the integrity and reliability of the Company's financial statements. The Board shall, and by the creation of this committee does, empower the audit committee to take all actions consistent with the scope of authority set forth above.

Only independent directors will serve on the audit committee. An independent director is free of any relationship that could inappropriately influence his or her judgment as a committee member.

General responsibilities

1. The audit committee should provide an open avenue of communication among the Company's financial management, the independent accountants and the board of directors.

2. The audit committee reports committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The committee will meet at least three times each year, more frequently as circumstances warrant. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the law, the Company's charter or bylaws or the board of directors require.


Responsibilities for engaging independent accountants

1. The audit committee will select the independent accountants for Company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2. The audit committee will confirm and assure the independence of the independent accountant, including a review of consulting services provided and the fees paid for them.

4. The audit committee will consider, in consultation with the independent accountant, the audit scope and procedural plans for the annual audit.

5. The audit committee will be available to the Company's financial management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.


Responsibilities for reviewing the annual audit and the review of quarterly and annual financial statements

1. The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2. The audit committee will ask the Company's financial management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

3.The audit committee will review the following with the independent accountant:

         a.  The  adequacy  of  the  Company's  internal   controls,   including
         computerized information system controls and security.

         b. Any significant findings and recommendations made by the independent accountant together with management's responses to them.

4. Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

         a. The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

         b. Any serious difficulties or disputes with management encountered during the course of the audit.

         c. Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

         d. Meet with the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

PROXY                  CALIFORNIA MICRO DEVICES CORPORATION                PROXY

                    Proxy for Annual Meeting of Shareholders
                                 August 7, 2001
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of California Micro Devices Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 15, 2001, and hereby appoints Wade Meyercord and John Trewin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of California Micro Devices Corporation to be held at the Embassy Suites Hotel, 901 E. Calaveras Blvd., Milpitas, California 95035 on August 7, 2001 at 2:00 p.m. local time, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                 (Continued, and to be signed on the other side)

                                                                                                         X Please mark
                                                                                                           your votes
                                                                                                           as indicated
                                                                                                           in this example

1.       To elect six (6) directors to serve until the next annual meeting of shareholders and until the election and qualification of their successors,

         [ ] FOR                             [ ] WITHHOLD FOR ALL

* If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Robert V. Dickinson, Jeffrey Kalb, J. Daniel McCranie, Wade Meyercord, Dr. John Sprague, Donald Waite

2.       To ratify the selection of the firm of Ernst & Young LLP, as independent auditors for the fiscal year ending March 31, 2002.

         [ ] FOR                [ ]  AGAINST              [ ]  ABSTAIN

3.       To approve the amendment of the 1995 Employee Stock Option Plan.

         [ ] FOR                [ ]  AGAINST              [ ]  ABSTAIN

4.       To approve the amendment of the 1995 Non-Employee Directors' Stock Option Plan.

         [ ] FOR                [ ]  AGAINST              [ ]  ABSTAIN

and, in their discretion, upon such other matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL OF THE MATTERS
SET FORTH HEREIN, FOR THE ELECTION OF THE LISTED DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP, AS
INDEPENDENT ACCOUNTANTS, FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN, FOR THE APPROVAL
OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature(s) _____________________________________  Title or Capacity______________________ Date:______________, 2001

This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.